Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-11 of Parkway, Inc. of our report dated June 29, 2016 relating to the combined statement of revenues and certain operating expenses of Greenway Plaza for the year ended December 31, 2012, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

November 4, 2016